 Exhibit 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Alliance Bancorp, Inc. of Pennsylvania (the “Company”) of our report dated March 16, 2010, relating to the consolidated financial statements of the Company and subsidiaries, which is incorporated by reference from the Company’s Registration Statement on Form S-1 (File No. 333-169363) filed with the Securities and Exchange Commission on September 14, 2010, as amended.

                /s/ParenteBeard LLC

January 27, 2011
Malvern, Pennsylvania